                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

          EMPLOYMENT AGREEMENT made as of the 20th day of May, 1998 by and between DIGITAL ISLAND, a California corporation (the "Corporation"), and Ruann Ernst ("Executive").

          WHEREAS, the Corporation and Executive wish to enter into a formal employment contract which will govern the terms and conditions applicable to Executive's employment with the Corporation and will provide certain severance benefits for Executive in the event her employment should be involuntarily terminated.

          NOW, THEREFORE, the parties hereto agree as follows:

       PART ONE-- TERMS AND CONDITIONS OF EMPLOYMENT

          1.  DUTIES AND RESPONSIBILITIES.
              ---------------------------

          A. Executive shall serve as the Chief Executive Officer of the Corporation and shall in such capacity report directly to the Corporation's Board of Directors (the "Board"). As Chief Executive Officer, Executive shall have primary responsibility for the formulation, implementation and execution of strategic policies relating to the Corporation's business operations, financial objectives and market growth and shall accordingly have overall responsibility for the formulation of the business plan for each fiscal year to be submitted for Board approval. Executive shall be appointed to the Board of the Directors (the "Board") at the time she commences service as President and Chief Executive Officer, and her membership on the Board shall continue during the period of this Agreement while the Corporation remains privately held. Once the Corporation is publicly held, the Corporation shall use its best efforts to maintain Executive on the Board throughout the remainder of her period of employment with the Corporation as Chief Executive Officer by taking all action necessary to nominate Executive for election to the Board at each shareholders meeting held during her period of service as Chief Executive Officer at which Board members are to be elected.

          B. Executive hereby agrees to remain in such executive capacity during the employment period specified in Paragraph 2 and to perform in good faith and to the best of her ability all services which may be required of Executive hereunder and to be available to render services at all reasonable times and places in accordance with such reasonable directions and requests made by the Corporation acting by majority vote of the Board.

          C. Executive shall, during the term hereof, devote her full time, ability, energy and skill to the performance of her duties and responsibilities hereunder. Executive shall be based at the Corporation's principal offices in the San Francisco/Bay Area, California, but Executive shall be required to travel to other geographic locations in connection with the performance of her executive duties hereunder.

          2.  PERIOD OF EMPLOYMENT. Executive's employment with the Corporation
              ---------------------
shall be governed by the provisions of this Agreement for the period commencing June 1, 1998 and continuing until this Agreement is terminated in accordance with the provisions of Paragraph 10. The period during which Executive's employment continues in effect shall be hereafter referred to as the "Employment Period."

          3.  CASH COMPENSATION.
              -----------------

          A. Executive shall be paid a base salary at the annual rate of not less than One Hundred Fifty Thousand Dollars ($150,000.00). Such rate shall be subject to annual review by the Board and may be increased at the Board's discretion. Base salary shall be paid at periodic intervals in accordance with the Corporation's payroll practices for salaried employees.

          B. For each fiscal year of the Corporation during the Employment Period, beginning with the 1999 fiscal year commencing October 1, 1998, Executive shall be entitled to incentive compensation in an amount not less than forty percent (40%) of her base salary which is to become payable upon the Corporation's achievement of the financial objectives and performance milestones mutually agreed upon by the Board and Executive for each such year. For the period June 1, 1998 to September 30, 1998, the target bonus shall be Twenty Thousand Dollars ($20,000.00) to become payable upon the Corporation's achievement of the financial milestones mutually agreed upon by the Board and Executive.

          C. The Corporation shall deduct and withhold from the compensation payable to Executive hereunder any and all applicable Federal, State and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Corporation under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

          4.   EQUITY COMPENSATION
               -------------------

          A. Effective immediately upon Executive' s commencement of employment on or before June 1, 1999, Executive shall be granted two separate stock options to acquire shares of the Corporation's common stock (the "Common Stock"). The first option will cover 635,327 shares of Common Stock (representing four percent (4%) of the Corporation's currently outstanding equity securities on a fully-diluted basis), and the second option will cover 158,832 shares of Common Stock (representing an additional one percent (1%) of the Corporation's currently outstanding equity securities on a fully-diluted basis). Each option will have an exercise price per share of $1.50, the current fair market value per share of Common Stock as determined by the Board.

                                       2.

     B. The first option will be an incentive stock option for 333,333 shares and a non-statutory option for the balance of the shares. The second option will be a non-statutory option for all 158,832 shares. Each option will have a term of ten (10) years, subject to earlier termination upon Executive's termination of employment with the Corporation.

     C. The incentive stock option will be immediately exercisable for 66,666 shares and will become exercisable for the remaining shares in a series of four
(4) successive equal annual installments on the first trading day in January in each of the 1999 through 2002 calendar years. Each of the non-statutory options will be immediately exercisable for all the option shares. All shares purchased under the incentive stock and non-statutory options and unvested at the time of Executive's termination of employment with the Corporation will be subject to repurchase by the Corporation at the exercise price paid per share. Executive shall vest in the shares subject to the four percent (4%) option (both the incentive stock option and non-statutory stock option components) in a series of fifty (50) successive equal monthly installments upon her completion of each of her first fifty (50) months of employment with the Corporation. Executive shall vest in the shares subject to the one percent (1%) option in a series of fifty
(50) successive equal monthly installments upon her completion of each month of employment over the fifty (50)-month period beginning one year after the grant date of such option. Except as otherwise provided in Paragraphs 4.D and 11, no additional shares will vest after Executive's termination of employment with the Corporation.

          D. In the event of a Change in Control, all of the shares subject to your two stock options will immediately vest, unless the acquiring entity assumes those options. Should those options be assumed, then the shares subject to those options will vest on accelerated basis in accordance with the following terms:

               - Should there occur an Involuntary Termination of Executive's employment with the Corporation (or the successor entity) within eighteen (18) months after the effective date of the Change in Control, then all the option shares shall immediately vest at that time.

               - Should Executive voluntarily resign from employment (other than in connection with an event which constitutes grounds for an Involuntary Termination) within six (6) months after the effective date of the Change in Control, then Executive shall immediately vest in the lesser of (i) fifty percent (50%) of the
                             ------
     total number of shares for which the two options were granted or
     (ii) the total number of unvested shares at the time subject to the two options.

          D. For purposes of this Agreement, the following definitions shall be in effect'

          CHANGE IN CONTROL shall mean any of the following transactions
          -----------------
effecting a change in ownership or control of the Corporation:

                                       3.

               (i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities
                                                 ------
     representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

               (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

               (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

          In no event, however, shall a Change in Control be deemed to occur in connection with any public offering of the Common Stock.

          INVOLUNTARY TERMINATION shall mean (i) the involuntary termination of
          -----------------------
Executive's employment with the Corporation other than a termination for Cause or (ii) Executive's voluntary resignation within ninety (90) days following (A) a material reduction in the scope of her duties and responsibilities or the level of management to which she reports, (B) a reduction in her level of base salary or (C) a relocation of her principal place of employment by more than fifty (50) miles. Involuntary Termination shall not include the termination of Executive's employment by reason of death or Disability.

          CAUSE shall have the meaning assigned to such term in Paragraph 10.C
          -----
of this Agreement.

          5.  EXPENSE REIMBURSEMENT. In addition to the compensation specified
              ----------------------
in Paragraph 3, Executive shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Corporation for all business expenses incurred by Executive in the performance of her duties hereunder, provided Executive furnishes the
                                     ---------
Corporation with vouchers, receipts and other details of such. expenses in the form required by the Corporation sufficient to substantiate a deduction for such business expenses under all applicable roles and regulations of federal and state taxing authorities.

                                       4.

          D.  FRINGE BENEFITS.
              ---------------

          A. Executive shall, throughout the Employment Period, be eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other executive perquisites which are made available to the Corporation's executives and for which Executive qualifies.

          B. Executive shall accrue paid vacation benefits during the Employment Period at the rate of one (1) week per calendar quarter and may take her accrued vacation at such times as are mutually convenient to Executive and the Corporation.

          6.  DEATH OR DISABILITY.  Upon Executive's death or Disability during
              -------------------
the Employment Period, the employment relationship created pursuant to this Agreement shall immediately terminate, and no further compensation shall become payable to Executive pursuant to Paragraph 3. In connection with such termination, the Corporation shall only be required to pay Executive or her estate (i) any unpaid base salary earned under Paragraph 3 for services rendered through the date of her death or Disability, (ii) the dollar value of all accrued and unused vacation benefits based upon Executive's most recent level of base salary and (iii) any incentive compensation which becomes due and payable for the calendar year of the Executive's death or Disability, pro-rated in amount on the basis of the portion of that year completed prior to Executive's death or Disability. No additional shares purchased or purchasable under the stock options granted to Executive pursuant to Paragraph 4 shall vest following the termination of the employment relationship by reason of Executive's death or Disability. However, should Executive die within the first six (6) months of the Employment Period after having purchased at least One Hundred Thousand (100,000) shares of Common Stock pursuant to her stock options under Paragraph 4, then a portion of those shares shall immediately vest upon her death. The portion which shall so vest shall be equal to One Hundred Thousand (100,000) shares less Twelve Thousand Seven Hundred and Eight (12,708) shares for each full calendar month of employment completed by Executive during the Employment Period.

              For purposes of this Paragraph 6, Disability shall mean the Executive's inability, by reason of any physical or mental injury or illness, to substantially perform the services required of her hereunder for a period in excess of one hundred eighty (180) consecutive days. In such event, Executive shall be deemed to have terminated employment by reason of Disability on the last day of such one hundred eighty (180)-day period.

          7.  RESTRICTIVE COVENANTS. During the Employment Period'
              ---------------------

                    (i) Executive shall devote Executive's full time and energy solely and exclusively to the performance of Executive's duties described herein, except during periods of illness or vacation periods.

                                       5.

                    (ii) Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Corporation, unless otherwise authorized by the Board in writing. However, Executive may continue to serve during the Employment Period as a non-employee member of the board of directors of any companies for which she so serves on the effective date of this Agreement and may join the board of directors of other companies in the future with the Board's consent.

                    (iii) Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Corporation's written consent.

          However, Executive shall have the right to perform such incidental services as are necessary in connection with (a) Executive's private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which interfere with the services required to be performed by her hereunder, or (b) Executive's charitable or community activities, or participation in trade or professional organizations, but only if such incidental services do not interfere with the performance of Executive's services hereunder.

          8.  NON-COMPETITION. During any period for which Executive is
              ----------------
receiving payments from the Corporation, either pursuant to Paragraph 3 of this Part One or Paragraph 11 of Part Two of this Agreement, Executive shall not directly or indirectly:

                    (i) own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with or similar to that of the Corporation; provided, however, that such
                                         --------
     restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly-traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business competitive with the Corporation's business; or

                    (ii)    encourage or solicit any of the
     Corporation's employees to leave the Corporation's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Corporation and its employees; or

                    (iii) solicit any client of the Corporation, induce any ofthe Corporation's clients to terminate its existing business relationship with the Corporation or interfere in any other manner with any existing business relationship between the Corporation and any client or other third party.

                                       6.

               Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Corporation for any economic loss which may be incurred by reason of her breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Corporation shall, in addition to the termination of this Agreement and any remedies available to the Corporation at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach.

          9.   PROPRIETARY INFORMATION.
               -----------------------

          A. Executive hereby acknowledges that the Corporation may, from time to time during the Employment Period, disclose to Executive confidential information pertaining to the Corporation's business and affairs, technology, research and development projects and client base, including (without limitation) financial information concerning clients and prospective business opportunities. All information and data, whether or not in writing, of a private or confidential nature concerning the business, technology or financial affairs of the Corporation and its clients (collectively, "Proprietary Information") is and shall remain the sole and exclusive property of the Corporation. By way of illustration, but not limitation, Proprietary Information shall include all trade secrets, research and development projects, financial records, business plans, personnel data, computer programs and client lists and accounts relating to the business operations, technology or financial affairs of the Corporation, other similar items indicating the source of the Corporation's revenue, all information pertaining to the salaries, duties and performance ratings of the Corporation's employees and all financial information relating to the Corporation's clients and their proposed or contemplated business transactions.

          B. Executive shall not, at any time during or after such Employment Period, disclose to any third party or directly or indirectly make use of any such Proprietary Information, other than in connection with the Corporation's business and affairs.

          C. All files, letters, memoranda, reports, records, data or other written, reproduced or other tangible manifestations of the Proprietary Information, whether created by Executive or others, to which the Executive has access during the Employment Period shall be used by Executive only in the performance of her duties hereunder. All such materials (whether written, printed or otherwise reproduced or recorded) shall be returned by Executive to the Corporation immediately upon the termination of the Employment Period or upon any earlier request by the Corporation, without Executive retaining any copies, notes or excerpts thereof.

          D. Executive's obligation not to disclose or use Proprietary Information shall also extend to any and all information, records, trade secrets, data and other tangible property of the Corporation clients or any other third parties who may .have disclosed or entrusted the same to the Corporation or Executive in connection with the Corporation's business operations.

                                       7.

          E. Executive's obligations under this Paragraph 9 shall continue in effect after the termination of her employment with the Corporation, whatever the reason or reasons for such termination, and the Corporation shall have the right to communicate with any future or prospective employer of Executive concerning Executive's continuing obligations under this Paragraph 9.

          10.  TERMINATION OF EMPLOYMENT.
               -------------------------

          A. The Corporation, acting by majority vote of the Board, may terminate Executive's employment under this Agreement at any time for any reason, with or without cause, by giving at least sixty (60) days prior written notice of such termination to the Executive. However, such sixty (60)-day notice requirement shall not apply to the termination of Executive's employment for Cause under Paragraph C below. If such termination notice is given to Executive, the Corporation may, if it so desires, immediately relieve Executive of some or all of her duties.

          B. Executive may terminate her employment under this Agreement at anytime by giving the Corporation at least sixty (60) days prior written notice of such termination.

          C. The Corporation, acting by majority vote of the Board, may at any time, upon written notice, terminate the Executive's employment with the Corporation hereunder for Cause. Such termination shall be effective Immediately upon such notice. For purposes of this Agreement, termination for Cause shall mean the termination of the Executive's employment for any of the following reasons: (i) Executive's conviction of a felony or her embezzlement of the Corporation's funds, (ii) a material breach by Executive of one or more of her obligations under Paragraph 7, 8 or 9 of this Agreement, (iii) any intentional misconduct by Executive which has a materially adverse effect upon the Corporation's business or reputation, (iv) Executive's material dereliction of the major duties, functions and responsibilities of her executive position after written warning from the Corporation or (v) a material breach by Executive of any of Executive's fiduciary obligations as an officer of the Corporation. However, prior to any termination of Executive's employment for a Cause event defined in clauses (ii) through (v), the Corporation shall give written notice to Executive of the actions or omissions deemed to constitute the Cause event, and Executive shall have a period of thirty (30) days in which to cure the specified default in her performance.

          D. Upon the termination of Executive's employment for any reason during the Employment Period, Executive shall be paid all salary and unused vacation earned through the date of such termination. The following provisions shall govern the treatment of Executive's outstanding stock options and unvested shares upon her termination of employment:

                                       8.

               - If Executive' s employment is terminated for Cause or should Executive voluntarily resign from employment (other than in connection with an event which constitutes grounds for an Involuntary Termination), then all vesting in Executive's outstanding stock options and unvested shares shall cease at the time of such termination.

               - If there is an Involuntarily Termination of Executive's employment, then the provisions of Paragraph 12 of this Agreement shall be controlling.

               - Executive shall not have more than a three (3)-month period (twelve (12)-months in the event of death or disability) following the termination of her employment for any reason in which to exercise any outstanding options for the Corporation's common stock which are vested and exercisable at the time of such termination of employment.

                         PART TWO -- SEVERANCE BENEFITS

          11.  BENEFIT ENTITLEMENT. Executive shall be entitled to receive
               --------------------
the severance benefits specified in Paragraph 12 in the event of an Involuntarily Termination (as such term is defined in Paragraph 4.D) during the Employment Period. Under no circumstances shall any severance benefits be payable pursuant to this Part Two if Executive's employment is terminated for Cause (as such term is defined in Paragraph 10.C).

          12.  NATURE OF SEVERANCE BENEFITS. The severance benefits payable
               -----------------------------
to Executive under this Part Two shall consist of the following:

               (a)  Salary Continuation. Executive shall receive salary
                    --------------------
continuation payments, at the monthly rate of base salary in effect for her under Paragraph 3 at the time of her Involuntary Termination, for a period of six (6) months. Such salary continuation payments shall be made at semi-monthly intervals on the 15th and last day of each calendar month and shall be subject to all applicable withholding requirements as set forth in Paragraph 3.D.

               (b)  Incentive Compensation. Executive shall be entitled to fifty
                    -----------------------
percent (50%) of the dollar amount of any incentive compensation which would have actually become payable to her on the basis of the Corporation's financial performance for the fiscal year in which such Involuntary Termination occurs, had she continued in employ through the end of that fiscal year. Payment shall be made within ninety (90) days after the close of such fiscal year.

               (c)  Health Care Coverage. Continued health care coverage under
                    ---------------------
the Corporation's medical plan shall be provided, without charge, to Executive and her eligible dependents upon her election to receive such continued health care coverage under Internal Revenue Code Section 4980B ("COBRA"). Such Corporation-paid coverage shall continue until

                                       9.

the earlier of (i) the expiration of the six (6)-month period measured from the
    --------
effective date of her Involuntary Termination or (ii) the first date on which Executive is covered under another employer's health benefit program without exclusion for any pre-existing medical condition. Any additional health care coverage to which Executive and her dependents may be entitled under COBRA following the period of such Corporation-paid coverage shall be at Executive's sole cost and expense.

               (d) Partial Option Acceleration. The vesting schedules in
                   ----------------------------
effect under Paragraph 4.C for the shares of Common Stock purchased or purchasable under the stock options granted to Executive under Paragraph 4 will be accelerated by six (6) months. Executive shall have until the earlier of (i)
                                                                 -------
the expiration of the option term or (ii) the end of the three (3)-month period following the date of such Involuntary Termination in which to exercise her options for any or all of those vested option shares.

          The benefits provided Executive under Paragraph 10 or Paragraph 11 are the only severance benefits to which Executive is entitled upon the termination of her employment with the Corporation, and no other benefits shall be provided to Executive by the Corporation pursuant to any other severance plan or program of the Corporation.

          13.  CESSATION OF SEVERANCE BENEFITS.  In the event Executive breaches
               -------------------------------
any of her obligations under Paragraph 7, 8 or 9 of this Agreement, no further severance benefits under this Part Two shall become due and payable to her

          14.  DEATH.  Should Executive die before she receives the full amount
               -------
of salary continuation payments to which she may become entitled under Part Two of this Agreement, then the balance of such payments shall be made, on the due dates hereunder had Executive survived, to the executors or administrators of her estate.

                     PART THREE - MISCELLANEOUS PROVISIONS

          15.  SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall
               ----------------------
inure to the benefit of, and shall be binding upon, the Corporation, its successors and assigns, and the Executive, the personal representative of her estate and her heirs and legatees.

          16.  GENERAL CREDITOR STATUS. The benefits to which Executive may
               -----------------------
become entitled under Part Two of this Agreement shall be paid, when due, from the Corporation's general assets, and no trust fund, escrow arrangement or other segregated account shall be established as a funding vehicle for such payments. Accordingly, Executive's right (or the right of the executors or administrators of Executive's estate) to receive such benefits shall at all times be that of a general creditor of the Corporation and shall have no priority over the claims of other general creditors.

                                      10.

          17.  NOTICES.
               -------

          A. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication shall be served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth.


     To the Corporation:                Digital Island
                                        353 Sacramento Street
                                        Suite 1520
                                        San Francisco, California 94111
                                        Attention' Marcello Gumucio

     To Executive:                      Ruann Ernst
                                        28525 Matadero Creek Lane
                                        Los Altos Hills, CA 94022


          B. Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner aforesaid to the other party hereto.

          18.  GOVERNING DOCUMENT. This Agreement constitutes the entire
               -------------------
agreement and understanding of the Corporation and Executive with respect to the terms and conditions of Executive's employment with the Corporation and the payment of severance benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Corporation relating to such subject matter. This Agreement may only be amended by written instrument signed by Executive and an authorized officer of the Corporation. Any and all prior agreements, understandings or representations relating to the Executive's employment with the Corporation are hereby terminated and cancelled in their entirety and are of no further force or effect.

          19.  GOVERNING LAW. The provisions of this letter agreement will be
               --------------
construed and interpreted under the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement as applied to any party or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision shall in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this Agreement, or the enforceability or invalidity of this Agreement as a whole.

                                      11.

Should any provision of this Agreement become or be deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this Agreement shall continue in full force and effect.

          20.  REMEDIES. All rights and remedies provided pursuant to this
               ---------
Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other remedy by law or equity, whether or not stated in this Agreement.

          21.  ARBITRATION. Any and all disputes between Executive and the
               ------------
Corporation which arise out of Executive's employment under the terms of this Agreement shall be resolved through final and binding arbitration. This shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Corporation or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, or any other federal, state or local law or regulation now in existence or hereinafter enacted and as amended from time to time concerning in any way the subject of Executive's employment with the Corporation or its termination. The only claims not covered by this Agreement are claims for benefits under the workers'
---
compensation or unemployment insurance laws, which will be resolved pursuant to those laws. Binding arbitration will be conducted in San Francisco, California in accordance with the rules and regulations of the American Arbitration Association. Each party will split the cost of the arbitration filing and hearing fees, and the cost of the arbitrator; each side will bear its own attorneys' fees, that is, the arbitrator will not have authority to award attorneys' fees unless a statutory section at issue in the dispute authorizes
                ------
the award of attorneys' fees to the prevailing party, in which case the arbitrator has authority to make such award as permitted by the statute in question. Executive understands and agrees that the arbitration shall be instead of any civil litigation and that this means that she is waiving her right to a jury trial as to such claims. The parties further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

          23.  COUNTERPARTS. This Agreement may be executed in more than one
               -------------
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                            SIGNATURES ON NEXT PAGE

                                      12.

          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year written above.

                                   DIGITAL ISLAND


                            By:    /s/ M.A. Gumucio
                                   ------------------------------------

                            Title: Chairman
                                   ------------------------------------

                                   /s/ Ruann F. Ernst
                                   ------------------------------------
                                   RUANN ERNST, EXECUTIVE

                                      13.